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                                   FORM 8-A/A

                                 AMENDMENT NO.1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        SERVICE MERCHANDISE COMPANY, INC.
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             (Exact Name of Registrant as Specified in Its Charter)

Tennessee                                                       62-0816060
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(State of incorporation or organization)                     (I.R.S. Employer
                                                            Identification No.)

           7100 Service Merchandise Drive, Brentwood, Tennessee 37207
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(Address of Principal Executive Offices)                      (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:

---------------
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of Each Exchange on Which
  Title of Each Class to be Registered            Each Class is to be Registered
  ------------------------------------            ------------------------------

Series A Junior Preferred Stock Purchase Rights       New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)



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The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on February 3, 1998 as follows:

Item 1. Description of Registrant's Securities to be Registered

Item 1 is hereby amended by adding the following paragraphs:

         Effective November 4, 1998, the Company amended and restated the Rights Agreement (the "Amended and Restated Rights Agreement"). The following paragraph summarizes the principal amendments to the Rights Agreement effectuated through this amendment and restatement. Capitalized terms used without definition below have the meanings assigned to them in the Amended and Restated Rights Agreement.

         Removal of Independent Director Provisions. The Amended and Restated Rights Agreement deletes the term Independent Director in its entirety from the Rights Agreement. Consistent with such deletion, the Amended and Restated Rights Agreement removes all references to the need for Independent Director decision making, such decision making now being vested in the Board of Directors.


Item 2.
                  Exhibits
                  --------

         1. Rights Agreement, dated February 2, 1998, between Service Merchandise Company, Inc. and Harris Trust and Savings Bank, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) is incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 1998.

         2. Amended and Restated Rights Agreement, dated November 4, 1998 between Service Merchandise Company, Inc. and Harris Trust and Savings Bank, including the Form of Rights certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) is incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission November 4, 1998.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      SERVICE MERCHANDISE COMPANY, INC.

                                      By: /s/ C. Steven Moore
                                          -------------------------------------
                                          C. Steven Moore
                                          -------------------------------------
                                          Vice President
                                          -------------------------------------

Dated: November 4, 1998



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                                  EXHIBIT INDEX


1. Rights Agreement, dated February 2, 1998, between Service Merchandise Company, Inc. and Harris Trust and Savings Bank, including the Form of Rights Certificate (Exhibit A) and the Form of Summary of Rights (Exhibit
     B) is incorporated herein by reference to Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 3, 1998.

2. Amended and Restated Rights Agreement, dated November 4, 1998 between Service Merchandise Company, Inc. and Harris Trust and Savings Bank, including the Form of Rights certificate (Exhibit A) and the Form of Summary of Rights (Exhibit B) is incorporated herein by reference to
     Exhibit 99.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission November 4, 1998.